Exhibit 99.1

Bollinger Innovations, Inc. Announces Quarterly Results for

3 and 9 Months Ended June 30, 2025

Company continues to reduce cash burn; including recently initiating strategic move of Bollinger B4 manufacturing from Roush Industries in Michigan to

Company-owned plant in Tunica, Miss.

Subsequent to June 30, the Company increased shareholder equity by more than $110 million

BREA, Calif., Aug. 14, 2025 -- via IBN – Bollinger Innovations, Inc. (NASDAQ: BINI) (“Bollinger Innovations” or the “Company”), an electric vehicle manufacturer, today announces financial results for the three and nine months ended June 30, 2025, and a current business update.

Commenting on recent results and Company highlights, CEO and chairman David Michery stated: “In July, we combined our commercial EV brands under one unified Company – Bollinger Innovations, Inc. The Company remains centered on its core business of manufacturing, sales and service for our lines of commercial EV products, while also remaining focused on balancing and positioning for the future.”

“We recently initiated a strategic effort to move Bollinger B4 manufacturing from Roush Industries in Michigan to our commercial manufacturing center in Tunica, Mississippi. This effort streamlines our operations and reduces our manufacturing cost while consolidating commercial vehicle production into a single company-owned facility. Overall, we gain greater control over the manufacturing process, reduce logistical complexities, and ultimately deliver our vehicles to customers more efficiently.”

Recent and Fiscal Q3 Highlights

Bollinger Innovations

Class 1, 3 and 4 Commercial Vehicles

●	Recently the Company initiated a $7,500 pricing adjustment on both Class 1 and Class 3 commercial EVs. This new pricing adjustment can be combined (on or before Sept. 30) with the $7,500 federal tax credit, providing up to $15,000 in savings per vehicle.

●	In July 2025, the Company announced the name change to Bollinger Innovations, Inc., which was effective on July 28, 2025. On that date, the Company also began trading under Nasdaq symbol: BINI.

●	On June 2, 2025, the Company reached a definitive agreement to acquire an additional 21% of Bollinger Motors, bringing its total ownership to 95% and regaining full control of Bollinger Motors. As a result, the Company resolved claims and debt that previously led to a court-ordered receivership of Bollinger Motors.

●	Sale and order activity for commercial EVs in the last quarter include:

○	In May 2025, Bollinger Motors announced delivery on a Bollinger B4, Class 4 all-electric truck to The Lower East Side Ecology Center in New York City. The vehicle will be used as both a work and delivery truck, supporting various LES Ecology Center environmental initiatives, including the longest running compost program in NYC.

○	In April 2025, Global Expert Shipping, located in Glendale, California, purchased the Urban Delivery, Class 1 EV cargo van for maintenance and material transport tasks, with additional orders to follow.

○	In April 2025, Bollinger Motors delivered the first 2025 Bollinger B4 truck of multiple orders to EnviroCharge for conversion into mobile charging units. The initial EnviroCharge Bollinger B4, Class 4 mobile charging truck was revealed at ACT Expo on April 28, 2025.

●	The Company announced that it is accepting cryptocurrency, including Bitcoin and the $TRUMP meme coin, for the purchase of its commercial electric vehicles.

●	The Urban Delivery Class 1 EV cargo van qualified for an incentive of up to $7,500 through the ComEd Business & Public Sector EV Rebate Program (ComEd) in Illinois. When combined with the federal tax credit, customers could potentially save up to $15,000 on each vehicle.

●	Ride-and-drive events, conducted in the last quarter to increase awareness in many commercial fleet verticals, include ACT Expo and Government Fleet Expo.

●	Bollinger Motors recently announced that state incentives in New York are set to be replenished this summer. The New York Truck Voucher Incentive Program (NYTVIP) can provide credits from $85,000 up to $144,000. Paired with the federal tax credit — up to $40,000 for a Class 4 — allows for unprecedented up-front affordability for commercial EVs.

Battery Technology

●	In April 2025, Mullen signed a partnership and supply agreement with Enpower Greentech Inc., a global leader in advanced lithium-ion battery manufacturing and technology, to build and deliver its SWIFT solid- state battery (SSB) series in Fullerton, CA.

●	The Company showcased two battery packs (30 kWh and 80 kWh) at the ACT show in Anaheim, California, in May 2025.

Financial Results for the Three and Nine Months Ended June 30, 2025

Losses and Non-cash Expenses

The net loss attributable to common shareholders after preferred dividends was $291.8 million, or $74.9 thousand net loss per share, for the nine months ending June 30, 2025, as compared to a net loss attributable to common shareholders after preferred dividends of $289.9 million, for the nine months ended June 30, 2024 (giving retroactive effect to reverse stock splits).

Liquidity

We had total cash (including restricted cash) of $0.9 million on June 30, 2025 versus $10.7 million on September 30, 2024. The working capital as of June 30, 2025, was negative - $144.1 million, or $41.6 million if adding back derivative liabilities and other liabilities expected to be settled in common stock.

The total cash spent on operating and investing activities during the nine months ended June 30, 2025 and 2024, was $73.6 million and $159.2 million, respectively, which represents a spending decrease of $85.6 million, or 53.7%. As it was announced previously, the Company intends to maintain its momentum of reducing the cash outflow by cutting operating costs and restructuring liabilities. Through June 30, 2025, we have financed our operations primarily through the issuance of convertible notes and warrants. Net cash provided by financing activities was $63.7 million for the nine months ended June 30, 2025, as compared to $7.5 million net cash provided by financing activities for the nine months ended June 30, 2024.

	Nine months ended June 30,
	2025	2024
Net loss	$(304,447,183)	$(326,984,240)
Non-cash adjustments (see table below for details)	227,110,648	182,763,377
Changes in working capital	7,928,773	(962,034)
Net cash used in operating activities	(69,407,762)	(145,182,897)
Net cash used in investing activities	(4,239,551)	(14,053,838)
Cash spent	$(73,647,313)	$(159,236,735)

Major part of the losses during the nine months ended June 30, 2025 related to non-cash expenses: $227.1 million or 78% of the loss attributable to common shareholders after preferred dividends for the nine months ended June 30, 2025, versus $182.8 million or 63%, for the nine months ended June 30, 2024 as per the following:

	Nine months ended June 30,
	2025	2024
Non-cash expenses and gains during the period:
Revaluation of warrants and derivative liabilities	$(58,787,404)	$805,137
Loss on exchange of warrants	57,770,454	-
Stock-based compensation	67,016,811	29,174,038
Other financing costs - initial recognition of warrants	70,366,183	17,914,480
Amortization of debt discount and other non-cash interest expense	47,440,071	8,366,613
Loss on settlement (GEM case)	14,261,736	-
Impairment of intangible assets	12,332,625	73,447,067
Depreciation and amortization	12,551,141	17,768,083
Write-down of inventory to net realizable value	9,724,757	-
Gain on settlement	(3,761,955)	-
(Gain)/loss on extinguishment of debt	(1,803,771)	655,721
Impairment of goodwill	-	28,846,832
Deferred income taxes	-	(3,890,100)
Other financing costs - ELOC commitment fee	-	6,000,000
Loss/(gain) on assets disposal	-	477,838
Impairment of right-of -use assets	-	3,197,668
Total non-cash expenses and gains	$227,110,648	$182,763,377

Settlement of outstanding claims

During the nine months ended June 30, 2025, the Company and creditors reached a successful settlement agreement which involved transferring certain idle property to the creditors, and helped reduce carrying amount of Accrued expenses and other current liabilities from $51.6 million on September 30, 2024 to $14.9 million on June 30, 2025.

Equity

After the balance sheet date, the Company and investors, in several transactions, exchanged all remaining warrants (with a carrying amount of approximately $119 million) to shares of newly designated shares of Series G Preferred stock, and convertible notes with a principal and accumulated interest in amount of approximately $30 million to shares of newly designated shares of Series F Preferred stock. These transactions helped substantially increase stockholders’ equity of the Company, so that estimated stockholders’ equity of the Company as of August 14, 2025 exceeds $3 million.

Financial statements

Following are our unaudited Condensed Consolidated Balance Sheets as of June 30, 2025 and Consolidated Balance Sheets as of September 30, 2024, Condensed Consolidated Statements of Operations and Condensed Consolidated Statements of Cash Flows for the nine months ended June 30, 2025 and 2024.

BOLLINGER INNOVATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2025	Sept. 30, 2024
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$454,658	$10,321,827
Restricted cash	397,067	426,851
Inventory	28,148,500	37,503,112
Prepaid expenses and other current assets	13,386,759	14,798,553
Accounts receivable	-	124,295
TOTAL CURRENT ASSETS	42,386,984	63,174,638

Property, plant, and equipment, net	30,187,343	82,180,266
Intangible assets, net	12,505,550	27,056,030
Right-of-use assets	2,481,312	3,041,485
Other noncurrent assets	1,667,917	3,178,870
TOTAL ASSETS	$89,229,106	$178,631,289

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$42,396,488	$41,335,509
Accrued expenses and other current liabilities	14,855,109	51,612,166
Derivative liabilities	101,060,811	79,742,180
Liability to issue shares	1,458,863	1,771,025
Lease liabilities, current portion	2,237,694	2,893,967
Notes payable, current portion	24,070,440	5,399,777
Refundable deposits	404,072	417,674
TOTAL CURRENT LIABILITIES	186,483,477	183,172,298

Liability to issue shares, net of current portion	66,674	356,206
Lease liabilities, net of current portion	9,733,098	11,648,662
TOTAL LIABILITIES	$196,283,249	$195,177,166

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock; $0.001 par value; 626,263,159 and 126,263,159 shares of preferred stock authorized at June 30, 2025 and September 30, 2024, respectively
Preferred Series D; 84,572,538 shares authorized; 363,097 shares issued and outstanding at June 30, 2025 and September 30, 2024 (preference in liquidation of $159,000 at June 30, 2025 and September 30, 2024)	363	363
Preferred Series C; 24,874,079 shares authorized; 458 shares issued and outstanding at June 30, 2025 and September 30, 2024 (preference in liquidation of $4,049 at June 30, 2025 and September 30, 2024)	-	-
Preferred Series A; 83,859 shares authorized; 648 shares issued and outstanding at June 30, 2025 and September 30, 2024 (preference in liquidation of $836 at June 30, 2025 and September 30, 2024)	1	1
Common stock; $0.001 par value; 5,000,000,000 shares authorized at June 30, 2025 and September 30, 2024; 99,568 and 1 shares issued and outstanding at June 30, 2025 and September 30, 2024 respectively	100	-
Additional paid-in capital	2,503,004,697	2,290,664,548
Accumulated deficit	(2,610,910,202)	(2,319,220,938)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT) ATTRIBUTABLE TO THE COMPANY’S STOCKHOLDERS	(107,905,041)	(28,556,026)
Noncontrolling interest	850,898	12,010,149
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(107,054,143)	(16,545,877)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$89,229,106	$178,631,289

BOLLINGER INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2025	2024	2025	2024
Revenue from sale of vehicles	$473,686	$65,235	$8,344,311	$98,570
Cost of revenues	10,565,994	36,008	24,151,863	49,448
Gross loss	(10,092,308)	29,227	(15,807,552)	49,122

Operating expenses:
General and administrative	$36,173,327	$47,477,377	$114,030,172	$138,615,121
Research and development	11,587,940	14,292,744	33,234,428	54,486,237
Impairment of intangible assets	326,173	-	12,332,625	73,447,067
Impairment of right-of -use assets	-	30,060	-	3,197,668
Impairment of goodwill	-	-	-	28,846,832
Loss from operations	(58,179,748)	(61,770,954)	(175,404,777)	(298,543,803)

Other income (expense):
Other financing costs - initial recognition of warrants	(33,181,991)	(17,914,480)	(70,366,183)	(17,914,480)
Loss on exchange of warrants	-	-	(57,770,454)	-
Gain/(loss) on warrants and derivative liability revaluation	(4,829,873)	2,301,086	58,787,404	(805,137)
Gain on settlement	3,761,955	-	3,761,955	-
Loss on settlement (GEM case)	(14,261,736)	-	(14,261,736)	-
Gain/(loss) on extinguishment of debt	250,000	(690,346)	1,803,771	(655,721)
Loss on disposal of fixed assets	-	(103,973)	-	(477,838)
Interest expense	(25,663,583)	(8,277,802)	(51,855,494)	(8,795,525)
Other financing costs - ELOC commitment fee	-	(6,000,000)	-	(6,000,000)
Other income, net	337,152	829,056	860,131	2,318,164
Total other income (expense)	(73,588,076)	(29,856,459)	(129,040,606)	(32,330,537)
Net loss before income tax benefit	$(131,767,824)	$(91,627,413)	$(304,445,383)	$(330,874,340)

Income tax benefit/ (provision)	(600)	(1,200)	(1,800)	3,890,100
Net loss	(131,768,424)	(91,628,613)	(304,447,183)	(326,984,240)

Net loss attributable to noncontrolling interest	(2,043,608)	(4,267,796)	(12,757,919)	(45,796,565)
Net loss attributable to stockholders	$(129,724,816)	$(87,360,817)	$(291,689,264)	$(281,187,675)

Waived/(accrued) accumulated preferred dividends and other capital transactions with preferred stockholders	(98,767)	(8,627,095)	(148,805)	(8,670,441)

Net loss attributable to common stockholders after preferred dividends and other capital transactions with preferred stockholders	$(129,823,583)	$(95,987,912)	$(291,838,069)	$(289,858,116)

Net Loss per Share	$(11,231.39)	$(95,987,912)	$(74,887.88)	$(289,858,116)

Weighted average shares outstanding, basic and diluted	11,559	1	3,897	1

BOLLINGER INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended June 30,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(304,447,183)	$(326,984,240)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	67,016,811	29,174,038
Revaluation of warrants and derivative liabilities	(58,787,404)	805,137
Loss on exchange of warrants	57,770,454	-
Other financing costs - initial recognition of warrants	70,366,183	17,914,480
Amortization of debt discount and other non-cash interest expense	47,440,071	8,366,613
Depreciation and amortization	12,551,141	17,768,083
(Gain)/loss on extinguishment of debt	(1,803,771)	655,721
Write-down of inventory to net realizable value	9,724,757	-
Gain on settlement	(3,761,955)	-
Loss on settlement (GEM case)	14,261,736	-
Impairment of intangible assets	12,332,625	73,447,067
Impairment of goodwill	-	28,846,832
Impairment of right-of -use assets	-	3,197,668
Other financing costs - ELOC commitment fee	-	6,000,000
Deferred income taxes	-	(3,890,100)
Loss/(gain) on assets disposal	-	477,838

Changes in operating assets and liabilities:
Accounts receivable	124,295	671,750
Inventories	(685,798)	(21,027,871)
Prepaids and other assets	5,362,872	(279,024)
Accounts payable	3,383,278	18,788,174
Accrued expenses and other liabilities	1,755,790	1,757,670
Right-of-use assets and lease liabilities	(2,011,664)	(872,733)
Net cash used in operating activities	$(69,407,762)	$(145,182,897)

Cash Flows from Investing Activities
Purchase of equipment	(4,239,551)	(14,053,838)
Net cash used in investing activities	(4,239,551)	(14,053,838)

Cash Flows from Financing Activities
Proceeds from issuance of convertible notes payable with detachable warrants	62,483,225	12,450,000
Proceeds from issuance of notes payable by subsidiary	11,250,000	-
Payment of notes payable by subsidiary	(11,000,000)	-
Payment of notes payable	-	(4,945,832)
Issuance of stock under equity line of credit	1,017,135	-
Net cash provided by financing activities	$63,750,360	$7,504,168

Change in cash	(9,896,953)	(151,732,567)
Cash and restricted cash (in amount of $426,851), beginning of period	10,748,678	155,696,470
Cash and restricted cash (in amount of $397,067), ending of period	$851,725	$3,963,903

Supplemental disclosure of Cash Flow information:
Cash paid for interest	$625,000	$37,458

Supplemental Disclosure for Non-Cash Activities:
Exercise of warrants recognized earlier as liabilities	112,386,589	67,826,884
Settlement of a liability by noncurrent assets (GEM case)	45,989,264	-
Convertible notes and interest - conversion to common stock	27,579,425	8,136,004
Extinguishment of debt and interest (in exchange for own common stock)	4,553,771	-
Change in noncontrolling interest upon additional investments into subsidiary	1,598,668	-
Right-of-use assets obtained in exchange of operating lease liabilities	-	11,867,625
Extinguishment of accounts payable with recognition of derivatives	-	4,623,655
Common stock issued to settle other derivative liability	-	3,293,965
Common stock issued to extinguish other liabilities	-	639,146

About Bollinger Innovations

Bollinger Innovations (NASDAQ: BINI) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with a U.S. based vehicle manufacturing facility located in Tunica, Mississippi. Both the ONE, a Class 1 EV cargo van, and THREE, a Class 3 EV cab chassis truck, are available for sale in the U.S. The Company’s commercial dealer network consists of seven dealers, which includes Papé Kenworth, Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group, and Randy Marion Auto Group, providing sales and service coverage in key West Coast, Midwest, Pacific Northwest, New England, and Mid-Atlantic markets.

Bollinger Motors, of Oak Park, Michigan, is an established EV truck company of Bollinger Innovations. Bollinger Motors has passed numerous milestones including its B4, Class 4 electric truck production launch on Sept. 16, 2024, and the development of a world-class dealer network with over 50 locations across the United States for sales and service support.

To learn more about the Company, visit www.BollingerEV.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Bollinger Innovations and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, future revenues and earnings of the Company, whether the Company will regain and maintain compliance with Nasdaq continued listing rules (specifically, shareholder equity and minimum bid price), whether Global Expert Shipping will purchase additional vehicles, how long governmental rebates and incentives will continue to apply to electric vehicles, the impact on vehicle pricing should such rebates no longer apply, anticipated future sales and delivery dates of Bollinger B4 trucks to EnviroCharge, whether the company will meet the anticipated timeline for production of EGI SWIFT batteries, unforeseen challenges related to the transition of manufacturing operations, disruption in the Company’s supply chain, and whether the partnership and supply agreement with Enpower Greentech Inc. (EGI), will prove successful. Additional examples of such risks and uncertainties include but are not limited to: (i) Bollinger Innovations’ ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Bollinger Innovations’ ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Bollinger Innovations’ ability to successfully expand in existing markets and enter new markets; (iv) Bollinger Innovations’ ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Bollinger Innovations’ business; (viii) changes in government licensing and regulation that may adversely affect Bollinger Innovations ‘ business; (ix) the risk that changes in consumer behavior could adversely affect Bollinger Innovations’ business; (x) Bollinger Innovations’ ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Bollinger Innovations with the Securities and Exchange Commission. Bollinger Innovations anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Bollinger Innovations assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Bollinger Innovations’ plans and expectations as of any subsequent date.

Contact:

Bollinger Innovations, Inc.

+1 (714) 613-1900

www.BollingerEV.com

Corporate Communications:

IBN
Austin, Texas
www.InvestorBrandNetwork.com
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